UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported):  June 24, 2006

ZUMIEZ INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

000-51300	91-1040022
(Commission File Number)	(IRS Employer Identification No.)

6300 Merrill Creek Parkway, Suite B, Everett, Washington	98203
(Address of Principal Executive Offices)	(Zip Code)

(425) 551-1500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.              Completion of Acquisition or Disposition of Assets

        On June 24, 2006, Zumiez Inc. (the “Company”) completed the acquisition of all of the outstanding equity interests of Action Concepts Fast Forward, Ltd. (“Fast Forward”) from Gerald R. Anderson, Brandon C. Batton, AC Fast Forward LLC and AC Fast Forward Mgt., LLC (the “Acquisition”).  The Acquisition was completed pursuant to the terms and conditions of an Equity Purchase Agreement (the “Purchase Agreement”), the entry into of which was reported by the Company on a Form 8-K dated May 16, 2006 and filed with the Securities and Exchange Commission on May 22, 2006.  The aggregate purchase price paid in connection with the Acquisition is approximately $13.7 million, which amount includes the assumption of debt and a working capital adjustment.

Item 7.01.              Regulation FD Disclosure.

        On June 26, 2006, the Company issued a press release (the “Press Release”) regarding the completion of the Acquisition, a copy of which is attached hereto as Exhibit 99.1 and the contents of which are incorporated herein by this reference.

        In accordance with General Instruction B.2. of Form 8-K, the information contained in the Press Release shall not be deemed “Filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.  This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits

		99.1.	Press Release of Zumiez Inc., dated June 26, 2006.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUMIEZ INC.
(Registrant)

Date: June 26, 2006	By:	/s/ Richard M. Brooks

Richard M. Brooks
President and Chief Executive Officer